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                                                                EXHIBIT 23.1

                       [STOKES & COMPANY, P.C. LETTERHEAD]



                                  March 1, 2001


Solomon Alliance Group, Inc.
3025 Windward Plaza, Suite 300
Alpharetta, GA  30005

Gentlemen:

We consent to the use of our report dated March 1, 2001, with respect to the financial statements of Solomon Alliance Group, Inc. and Subsidiaries that are made part of this Annual Report on Form 10-KSB.


/s/ Stokes & Company, P.C.
--------------------------
Stokes & Company, P.C.


Washington, D.C.